EXHIBIT 21
                   SUBSIDIARIES OF WATKINS-JOHNSON COMPANY

                                                          JURISDICTION OF
                        SUBSIDIARY                        INCORPORATION
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Watkins-Johnson Associates ...............................California

Watkins-Johnson Environmental, Inc. ......................California

Watkins-Johnson FSC ......................................Guam

Watkins-Johnson International ............................California

Watkins-Johnson International Korea, Limited .............Korea

Watkins-Johnson Italiana, S.p.A. .........................Italy

Watkins-Johnson Limited ..................................California

Watkins-Johnson (U.K.) Limited ...........................United Kingdom

Watkins-Johnson International Japan, K.K. ................Japan

Watkins-Johnson International Singapore PTE, Limited  ....Singapore

Watkins-Johnson International Taiwan .....................Taiwan

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